          As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No. 333-36832

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________

                              OPENWAVE SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                    94-3219054
 (State or other jurisdiction of        (I.R.S. Employer Identification Number)
  incorporation or organization)

                             1400 Seaport Boulevard
                         Redwood City, California 94063
                                 (650) 480-8000
               (Address, including ZIP Code and Telephone Number,
              Including Area Code, of Principal Executive Offices)

              Phone.com, Inc. 2000 Non-Executive Stock Option Plan

                            (Full Title of the Plans)

                                Donald J. Listwin
                      President and Chief Executive Officer
                              Openwave Systems Inc.
                             1400 Seaport Boulevard
                         Redwood City, California 94063

                             ______________________

                                    Copy to:

                              Stephen Fackler, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

================================================================================

                            DEREGISTRATION OF SHARES

On June 14, 2001, the Board of Directors of the Registrant resolved to approve and adopt the Openwave Systems Inc. 2001 Stock Compensation Plan (the "2001 Plan") and resolved further to merge and subsume the Phone.com, Inc. 2000 Non-Executive Stock Option Plan (the "Predecessor Plan") into the 2001 Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-36832 on Form S-8 filed on May 12, 2000 (the "Registration Statement") is filed to deregister 562,403 shares previously registered that remain available for future grant under the Predecessor Plan. The 562,403 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 1,437,514 shares remain subject to outstanding options previously granted under the Predecessor Plan. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                   By: /s/ Alan Black
                                   Alan Black
                                   Senior Vice President, Corporate Affairs, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

                       Signature                                              Title
                       ---------                                              -----

                 /s/ Donald J. Listwin                    Chairman of the Board, President, Chief Executive
                 ----------------------                   Officer and Director (principal executive officer)
                     Donald J. Listwin

                 /s/ Alan Black                           Senior Vice President, Corporate Affairs, and Chief
                 ----------------------                                   Financial Officer
                        Alan Black                           (principal financial and accounting officer)

                 /s/ Roger Evans                                             Director
                 ----------------------
                       Roger Evans

                 /s/ John MacFarlane                            Executive Vice President and Director
                 ----------------------
                      John MacFarlane

                 /s/ Andrew Verhalen                                         Director
                 ----------------------
                     Andrew Verhalen

                 /s/ Bernard Puckett                                         Director
                 ----------------------
                      Bernard Puckett